EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as amended), Robert J. Hanks, Chief Executive Officer and Treasurer, and Todd A. Fitzpatrick, Vice President, of Harbor Acquisition Corporation (the “Company”), hereby certify that, to the best of their knowledge:

1.     Amendment No. 1 to the Company’s Annual Report on Form 10-K to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.     The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of May 25, 2007.

/s/ ROBERT J. HANKS
Robert J. Hanks
Chief Executive Officer and Treasurer
(Principal Executive Officer)
/s/ TODD A. FITZPATRICK
Todd A. Fitzpatrick
Vice President
(Principal Financial and Accounting Officer)

This certification accompanies this Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.